UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2024
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2024, the Board of Directors (the “Board”) of Vail Resorts, Inc. (the “Company”), based on the recommendation of the Nominating and Governance Committee of the Board, appointed Iris Knobloch as a director of the Company, to serve until her successor is elected and qualified or until her earlier resignation or removal. To appoint Ms. Knobloch, the Board increased the size of the Board from ten to eleven members.

Ms. Knobloch, age 60, has served as the President of the Cannes Film Festival since July 2022. From June 2021 to July 2022, she was the Chief Executive Officer and Chairwoman of I2PO SA, a special purpose acquisition company that merged with Deezer SA. Before joining I2PO, Ms. Knobloch was a senior executive with WarnerMedia and its predecessor companies from January 1996 to June 2021. Previously, Ms. Knobloch was an attorney with the law firms of Norr, Stiefenhofer & Lutz and with O’Melveny & Myers in Munich, New York and Los Angeles (1992 – 1996). Ms. Knobloch has served as Chairwoman of the board of directors at Deezer since July 2022; Vice Chairman and Lead Independent Director of the board of directors of Accor SA since April 2013; and, a member of the board of directors of Lazard, Inc. since April 2018. She was a member of the board of directors of LVMH Moët Hennessy Louis Vuitton SE (2019 – 2021) and a member of the board of directors of Central European Media Enterprises Ltd (2014 – 2018). She also served as a member of the supervisory board of Axel Springer SE (2018 – 2019). Ms. Knobloch received a J.D. from Ludwig-Maximilians-Universitaet and an L.L.M. from New York University.

There are no arrangements or understandings between Ms. Knobloch and the Company or any other person pursuant to which she was appointed to the Board. There are no related party transactions between the Company and Ms. Knobloch that would require disclosure under Item 404(a) of Regulation S-K. As a non-employee director, Ms. Knobloch will participate in the Company’s standard compensation arrangements for non-employee directors.

A copy of the press release announcing the appointment of Ms. Knobloch to the Board is attached hereto as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 2, 2024, the Board amended Section 12 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to change the limit on directors to no more than twelve, with the exact number to be determined from time to time solely by resolution duly adopted by the Board. Prior to the amendment, Section 12 of the Bylaws provided that the Board would be comprised of no more than ten directors, with the exact number being fixed by the Board.

A copy of the Bylaws, as amended, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Vail Resorts, Inc., dated February 2, 2024.
99.1	Press Release, dated February 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: February 6, 2024	By:	/s/ David T. Shapiro
David T. Shapiro
Executive Vice President, General Counsel and Secretary